EXHIBIT 99.1  Press Release Dated February 10, 2005


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                                  PRESS RELEASE
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FROM:    SIMON R.C. WADSWORTH

SUBJECT: MID-AMERICA ANNOUNCES HIGHER FOURTH QUARTER AND 2004 ANNUAL RESULTS

DATE:    FEBRUARY 10, 2005
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Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) (the "Company")
reported net income available for common shareholders for the quarter ended December 31, 2004 was $8,314,000 or $0.40 per common share, as compared to $281,000 or $0.01 per common share for the same quarter a year ago. Net income available for common shareholders for the year 2004 was $10,373,000 or $0.50 per common share, as compared to a net loss available for common shareholders of $1,200,000 or $0.07 per common share for calendar year 2003.

Funds from operations ("FFO"), the accepted measure of operating performance for real estate investment trusts, was $18,124,000 or $0.77 per share/unit for the fourth quarter ended December 31, 2004, which is $0.01 per share/unit ahead of First Call's estimate. As previously forecast, the fourth quarter results include 5 cents per share/unit net gain from debt refinancing; the results also include a 1 1/2 cent per share/unit charge for asset impairment and hurricane-related costs. Results compare to $0.76 per share/unit for the comparable period in the prior year. For the year 2004, FFO was $70,025,000 or $3.00 per share/unit, as compared to $55,367,000 or $2.59 per share/unit for the prior year (which included a $0.28 per share/unit non-cash charge related to the redemption of preferred stock). The FFO results for the quarter and for the year are record high performances for the Company. A reconciliation of FFO to net income and an expanded discussion of the components of FFO can be found later in this release.

The Company also reported record high performance in adjusted funds from operations ("AFFO") for the year of $2.45 compared to $2.27 a year ago. For the quarter, the Company reported record AFFO of $0.67 per share/unit compared to $0.61 a year ago. A reconciliation of AFFO to net income and an expanded discussion of the components of AFFO can be found later in this release.

Highlights for the quarter were:

o Average same store physical occupancy at the end of the fourth quarter was 93.7%, an increase from 93.1% at the same point of the prior year.

o    The  Company   completed  the  successful   acquisition  of  three  upscale
     properties totaling 964 apartments located in South Florida, Austin and Houston for a total price of $78.75 million.

o The Company recorded net gains of $9.1 million on the sale of two properties (including one in a joint venture) that were sold in the quarter at very attractive prices.

o Operating fundamentals continue to show steady improvement with same store net operating income growing 1.5% in 2004, excluding hurricane expenses. This is the highest year over year growth since 2001.

o The Company completed $68 million of refinancing in the quarter, and expects annualized interest expense savings of $1.2 million.

Eric Bolton, Chairman and CEO said, "Operating performance during the quarter reflects the steady improvement in leasing conditions underway throughout the strong job-growth southeast region of the country. As has been the case for six consecutive quarters, same store occupancy performance during the fourth quarter was ahead of the comparable period in the prior year. As leasing conditions continue to improve, and because we have protected the earnings potential of our properties, we expect to see steady pricing and revenue progress in 2005. Our constant focus on improving productivity and efficiencies within our operation also continues to prove out with same store operating expenses down 1.0% in the fourth quarter over prior year, excluding expenses related to this year's extraordinary hurricane season.

"Despite a very competitive acquisitions market, we were successful in acquiring almost $200 million of high quality assets in 2004 at attractive prices that have further enhanced our portfolio quality and level of investment in major growth markets. We expect to capture additional new growth in 2005 while remaining committed to our strict investment disciplines. We have made steady progress over the past two years in shifting our portfolio towards a more balanced three-tier market strategy allocation and are as a result well positioned for more robust earnings growth as leasing conditions improve."

Simon Wadsworth, Executive Vice-President and CFO said, "We recorded a one-time net gain of $1.27 million in the fourth quarter from debt refinancing, and also took a $200,000 impairment charge on one of our original properties that we are now negotiating to sell. During the quarter we also recorded a charge of approximately $146,000 to revise an estimate for hurricane related expenses originally recorded in the third quarter.

"As we reported in our third quarter earnings release, our FFO forecast for 2005 is a range of $3.00 to $3.10 per share/unit. We expect this to break down throughout the year with $0.72 to $0.76 of FFO per share/unit in Q1, $0.77 to $0.82 in Q2, $0.74 to $0.78 in Q3 and $0.75 to $0.79 in Q4. Important
assumptions are same store growth rate of NOI in the 2% to 2.5% range, reflecting continued improvement in our markets, a projection of interest rates based on the forward yield curve, and our ability to complete acquisitions on terms similar to this year. We'll discuss these assumptions more fully in our conference call."

The Company has expanded disclosure, especially on market performance, in supplemental disclosure schedules. These supplemental disclosure schedules can be found in an expanded version of this earnings release on the Investors' page of our web site at www.maac.net. The Company will host a conference call to further discuss fourth quarter and annual results on Friday, February 11, 2005 at 9:15 AM Central Time. The conference call-in number is 866-814-8483 and the moderator's name is Eric Bolton.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 37,904 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute  forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E
of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about  anticipated  market  conditions,  anticipated
acquisitions,   redevelopment  opportunities,  and  property  financing.  Actual results and the timing of certain  events  could  differ  materially  from those projected in or contemplated by the  forward-looking  statements due to a number of factors,  including a downturn in general economic  conditions or the capital markets,  competitive  factors  including  overbuilding  or other  supply/demand imbalances  in some  or all of our  markets,  shortage  of  acceptable  property acquisition candidates,  changes in interest rates, real estate taxes, and other items that are difficult to control, as well as the other general risks inherent in the  apartment  and real estate  businesses.  Reference is hereby made to the filings of  Mid-America  Apartment  Communities,  Inc.,  with the Securities and
Exchange  Commission,  including quarterly reports on Form 10-Q, reports on Form
8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.
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CONSOLIDATED STATEMENTS OF OPERATIONS  (in thousands except per share data)
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                                                              Three months ended           Twelve months ended
                                                                 December 31,                  December 31,
                                                         ----------------------------- -----------------------------
                                                             2004           2003           2004           2003
                                                         -------------- -------------- -------------- --------------
Property revenues                                             $ 68,551       $ 63,375      $ 267,202      $ 235,940
Management and fee income, net                                     139             93            582            822
Property operating expenses                                    (29,091)       (26,976)      (112,748)       (98,692)
Depreciation                                                   (17,592)       (16,101)       (68,653)       (58,074)
Property management expenses                                    (2,389)        (1,667)       (10,357)        (8,435)
General and administrative                                      (2,401)        (1,886)        (9,240)        (7,235)
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Income from continuing operations before non-operating items    17,217         16,838         66,786         64,326
Interest and other non-property income                             159            173            593            835
Interest expense                                               (13,619)       (11,675)       (50,858)       (44,991)
Gain on debt extinguishment                                      1,274            215          1,095            111
Amortization of deferred financing costs                          (452)          (467)        (1,753)        (2,050)
Minority interest in operating partnership income                 (846)          (243)        (2,264)        (1,360)
Loss from investments in unconsolidated entities                  (152)          (633)          (287)          (949)
Net gain (loss) on insurance and other settlement proceeds        (421)           260          2,683          2,860
Gain on dispositions of unconsolidated entities                  3,249              -          3,249              -
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Income from continuing operations                                6,409          4,468         19,244         18,782
Discontinued operations:
    Loss from discontinued operations                              (14)          (161)          (197)          (577)
    Asset impairment of discontinued operations                   (200)             -           (200)             -
    Net gain on insurance and other settlement proceeds of
        discontinued operations                                      -              -            526             82
    Gain (loss) on sale of discontinued operations               5,825             (2)         5,825          1,919
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Net income                                                      12,020          4,305         25,198         20,206
Preferred dividend distribution                                 (3,706)        (4,024)       (14,825)       (15,419)
Premiums and original issuance costs associated with
    the redemption of preferred stock                                -              -              -         (5,987)
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Net income (loss) available for common shareholders           $  8,314       $    281      $  10,373      $  (1,200)
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Weighted average common shares - Diluted (1)                    20,969         19,949         20,652         18,374
Net income (loss) per share available for common shareholders $   0.40       $   0.01      $    0.50      $   (0.07)

(1) For periods where the Company reported a net loss available for common shareholders, the effect of dilutive shares has been excluded from net loss per share available for common shareholder computations as including such shares would be anti-dilutive.

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FUNDS FROM OPERATIONS (in thousands except per share data)
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Net income                                                    $ 12,020       $  4,305      $  25,198      $  20,206
Addback: Depreciation real estate assets                        17,262         15,757         67,302         56,701
Subtract: Net gain (loss) on insurance and other settlement
    proceeds                                                      (421)           260          2,683          2,860
Subtract: Gain on dispositions of unconsolidated entities        3,249              -          3,249              -
Subtract: Net gain on insurance and other settlement proceeds
    of discontinued operations                                       -              -            526             82
Addback: Depreciation real estate assets
    of discontinued operations                                       -            232            681          1,022
Subtract: Gain (loss) on sale of discontinued operations         5,825             (2)         5,825          1,919
Addback: Depreciation real estate assets
    of unconsolidated entities                                     355            864          1,688          2,345
Subtract: Gain on sale of non-depreciable assets                     -              -              -              -
Subtract: Preferred dividend distribution                        3,706          4,024         14,825         15,419
Addback: Minority interest in operating partnership income         846            243          2,264          1,360
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Funds from operations before premiums and original
    issuance costs associated with the redemption of
    preferred stock                                             18,124         17,119         70,025         61,354
Premiums and original issuance costs associated with
    the redemption of preferred stock                                -              -              -          5,987
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Funds from operations                                           18,124         17,119         70,025         55,367
Addback:  Premiums and original issuance costs associated
    with the redemption of preferred stock                           -              -              -          5,987
Recurring capex                                                 (2,321)        (3,256)       (13,012)       (12,846)
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Adjusted funds from operations                                $ 15,803       $ 13,863      $  57,013      $  48,508
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Weighted average common shares and units - Diluted              23,612         22,637         23,316         21,354
Funds from operations before premiums and original
    issuance costs associated with the redemption of
    preferred stock per shares and units - Diluted            $   0.77       $   0.76      $    3.00      $    2.87
Funds from operations per share and unit - Diluted            $   0.77       $   0.76      $    3.00      $    2.59
Adjusted funds from operations per share and unit - Diluted   $   0.67       $   0.61      $    2.45      $    2.27
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NON-GAAP FINANCIAL DEFINITIONS
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Funds From Operations (FFO)

FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

Disposition of real estate assets includes sales of discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.

Adjusted Funds From Operations (AFFO)

For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures plus the premiums and original issuance costs of preferred stock that was redeemed. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

For purposes of these computations, EBITDA is composed of net income before net gain on discontinued operations and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.